UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Nabi Biopharmaceuticals
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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The following cover letter will be distributed to the stockholders of Nabi Biopharmaceuticals (“Nabi”) together with the Supplement, dated September 25, 2012, to Nabi’s Proxy Statement, dated August 7, 2012, relating to the Special Meeting of Stockholders scheduled to reconvene on October 22, 2012.

•    NABI & BIOTA HAVE AMENDED THE TRANSACTION AGREEMENT

•    ADDITIONAL CASH DISTRIBUTION TO NABI STOCKHOLDERS UNDER AMENDED TERMS

•    AMENDED EXCHANGE RATIO TO BE BASED ON A COLLAR MECHANISM

•    MANGROVE PARTNERS TERMINATES SOLICITATION ON GREEN PROXY CARD AND SUPPORTS AMENDED TRANSACTION

•    SPECIAL MEETING HAS BEEN ADJOURNED UNTIL OCTOBER 22, 2012

September 25, 2012

Dear Stockholder:

Enclosed is a Supplement (the “Supplement”) to the Proxy Statement, dated August 7, 2012, distributed by Nabi Biopharmaceuticals (“Nabi”) to you relating to the Special Meeting of Nabi Stockholders called for the purposes of considering proposals relating to the Merger Implementation Agreement (the “Transaction Agreement”), dated as of April 22, 2012, amended as of August 6, 2012, by and between Nabi and Biota Holdings Limited (“Biota”). Pursuant to the Transaction Agreement, as amended, Nabi will acquire all of the outstanding shares of Biota in exchange for shares of Nabi common stock, and Biota will become a wholly-owned subsidiary of Nabi (the “Transaction”). As previously announced and more fully described in the Supplement, the Transaction Agreement was further amended on September 17, 2012. Nabi and Biota agreed to the revised Transaction terms in part to address the fact that, since the Transaction was first announced in April 2012, the market value of Biota’s outstanding shares has declined.

The special meeting was convened on the originally scheduled date but has been adjourned to October 22, 2012, at 4:30 p.m. local time, due to the absence of a quorum and in order to provide Nabi stockholders with sufficient time and opportunity to consider the amended terms of the Transaction, which are described in more detail in the Supplement. The special meeting will be reconvened at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland 20814.

Under the amended terms of the Transaction Agreement, the amount of cash Nabi will contribute to the combined company was significantly reduced from $54 million under the Transaction’s original terms to $27 million. This reduction allows Nabi to distribute additional amounts of its remaining cash (after satisfying outstanding liabilities), which is currently expected to be between $28 million and $31 million in the aggregate, to Nabi stockholders prior to the completion of the Transaction. In addition, the Transaction Agreement, as amended, modifies the exchange ratio, which will now be based on a collar mechanism pursuant to which the number of shares of Nabi common stock that Biota stockholders will receive in the Transaction is linked to the volume weighted average trading price of Biota ordinary shares during the 10-day period prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first. It is expected that Nabi’s stockholder meeting, which will be reconvened on October 22, 2012, will occur first.

Mangrove Partners Fund, L.P. and certain of its affiliates (collectively, “Mangrove”), which own approximately 4% of the outstanding shares of Nabi common stock and had previously opposed the Transaction, have entered into a support agreement with Nabi pursuant to which Mangrove has agreed to terminate its solicitation in opposition to the Transaction and to support the Transaction, as amended. Mangrove has also made a public announcement that, in light of the support agreement entered into between Nabi and Mangrove, it will not vote any green proxy cards at the reconvened special meeting, or at any adjournments or postponements thereof.

The Transaction cannot be completed unless the proposals related to the Transaction, described in the proxy statement, dated August 7, 2012, as supplemented by the enclosed Supplement, are approved by

Nabi stockholders. Therefore, whether or not you plan to attend the reconvened special meeting, if you have not previously voted the WHITE proxy card, if you voted the green proxy card which was being solicited by Mangrove or if you wish to revoke or change your vote, please promptly vote your shares by completing, signing and dating the enclosed WHITE proxy card or WHITE voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the Internet as instructed in the enclosed Supplement and the proxy statement. If you sign, date and mail your WHITE proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the Transaction proposals.

If you previously delivered a properly executed WHITE proxy card, WHITE voting instruction form or voted over the telephone or via the Internet for the special meeting that was convened and adjourned on September 24, 2012, and you did not subsequently revoke that proxy, Nabi intends to vote your proxy at the reconvened special meeting in the manner you specified. Accordingly, you do not need to do anything if you previously submitted a proxy and do not wish to revoke or change your vote.

Nabi’s board of directors has unanimously reaffirmed its belief that the Transaction and the related transactions are advisable and in the best interests of Nabi and its stockholders, and unanimously recommends that you vote “FOR” each of the proposals to be considered at the reconvened special meeting.

YOUR VOTE IS IMPORTANT. PLEASE VOTE THE WHITE PROXY CARD TODAY

If you have questions or need assistance voting your shares, please contact:

Morrow & Co., LLC

Brokers call collect: (203) 658-9400

Stockholders call toll free: (800) 607-0088

Nabi urges you to read the enclosed Supplement carefully, including the amendment, dated September 17, 2012 to the Transaction Agreement, a copy of which amendment is attached as Annex S-A to the Supplement. We also urge you, if you have not done so already, to read Nabi’s proxy statement dated August 7, 2012, including the Transaction Agreement, a copy of which is attached as Annex A thereto. In particular, you should carefully consider the matters discussed under “Risk Factors” beginning on page 31 of the proxy statement and “Update to Risk Factors” beginning on page S-26 of the Supplement.

Thank you for your cooperation and continued support.

Sincerely,

Raafat E.F. Fahim, Ph.D.
President and Chief Executive Officer